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Exhibit 13.1

Certification pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes—Oxley Act of 2002

        In connection with the Annual Report of Kappa Holding B.V. (the "Company") on form 20-F for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, G.P.F. Beurskens, President/Managing Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes—Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 19, 2004

By:	/s/ G.P.F. BEURSKENS
Name:	G.P.F. Beurskens
Title:	President/Managing Director

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  Exhibit 13.1
Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes—Oxley Act of 2002